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DAVID MARGULIES/JIM LAWRENCE
(214) 368-0909 (800) 710-5292 (PAGER)

                   AMERISERVE AGREES TO SELL CANADIAN DIVISION

        Addison, Texas (Aug. 15, 2000) -- AmeriServe Food Distribution, Inc. announced today that it has signed a definitive agreement to sell AmeriServe of Canada to a company wholly-owned by Prizsm Brandz LP, a Canadian limited partnership, for slightly in excess of $1 million, subject to approval by the U.S. Bankruptcy Court.

        AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is one of the nation's largest distributors specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silver's, Pizza Hut and Taco Bell.